Exhibit I
[Letterhead of the European Investment Bank]

The Underwriters named in Schedule II
to the Underwriting Agreement dated
[date], between the
European Investment Bank and such
Underwriters,

In care of

[Lead Manager]

Luxembourg, [date]

Dear Sirs,

This opinion is given by the European Investment Bank (the “Bank”) acting through its Legal Department.

Counsel within the Legal Department of the Bank have examined the provisions of (i) the Fiscal Agency Agreement dated as of [date] (the “Fiscal Agency Agreement”) between the Bank and [fiscal agent], as fiscal agent, relating to the issue of (inter alia) [description of securities] (the “Securities”) of the Bank and (ii) the Underwriting Agreement dated as of [date] (the “Underwriting Agreement”), between the Bank and the several Underwriters named in Schedule II thereto (the “Underwriters”), providing for the sale by the Bank to the Underwriters severally, of the respective principal amounts of the Securities therein specified.

Counsel within the Legal Department of the Bank have examined the proceedings taken by the Bank to authorize, among other things, (i) the signing of the Fiscal Agency Agreement, (ii) the signing of the Underwriting Agreement, (iii) the issue of the Securities, (iv) the sale of the Securities to the Underwriters in accordance with the Underwriting Agreement and (v) the registration of the Securities under the United States Securities Act of 1933.

Counsel within the Legal Department of the Bank have examined the registration statement on Schedule B (Registration No. [number]), as amended to the date hereof (the “Registration Statement”) and the Prospectus Supplement dated [date] (together with the Prospectus dated [date], the “Prospectus”).

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Counsel within the Legal Department of the Bank have examined copies of such other documents and have made such investigations as they have deemed necessary to give this opinion.

Counsel within the Legal Department of the Bank have consulted with Cravath, Swaine & Moore LLP, London, England and have, with your consent, in giving this opinion relied on their advice as to matters of the laws of the United States or any state thereof. Cravath, Swaine & Moore LLP [and Sullivan & Cromwell LLP] are authorized to rely on this opinion.

Based on the foregoing, counsel within the Legal Department of the Bank are of opinion as follows:

1.    The Treaty of Rome of 25th March, 1957, establishing the European Community and the Bank, as amended (the “Treaty”), including the Statute of the Bank set forth in a protocol annexed to the Treaty, as amended (the “Statute”), has been duly executed and ratified by all the member states of the European Community (the “Member States”) and constitutes a legally binding obligation of the Member States under international law.

2.    The Securities have been duly and validly authorized; the Securities have been duly and validly issued; the Securities and all the covenants therein contained constitute valid, legally binding and unconditional, direct and general obligations of the Bank in accordance with their terms for their payment and performance; the Securities will rank pari passu with any present or future indebtedness of the Bank represented by any unsubordinated notes, bonds or other securities except indebtedness (a) incurred for all or part of the purchase price of property purchased by the Bank and (b) secured by any mortgage, pledge or other security interest on such property but otherwise ranking pari passu with the Securities; and the Securities conform in all material respects to the description thereof contained in the Prospectus.

3.    The Underwriting Agreement has been duly authorized, executed and delivered by the Bank.

4.    The Fiscal Agency Agreement has been duly authorized, executed and delivered by the Bank and is a valid and legally binding agreement of the Bank.

5.    Any action by any Underwriter based on the Underwriting Agreement and any action by a holder of a Security based on the Securities may be instituted against the Bank in any competent court of the jurisdiction in which the Bank has its seat, which is, as of the date hereof, Luxembourg, Grand Duchy of Luxembourg.

6.    The Registration Statement and the Prospectus and their filing with the United States Securities and Exchange Commission have been duly authorized by and on behalf of the Bank. The Registration Statement has been duly signed, pursuant to such authorization, by and on behalf of the Bank, and the information in the Registration Statement and in the Prospectus stated on the authority of the President of the Bank has been stated by him in his official capacity as President thereunto duly authorized by the Bank. All statements in the Registration Statement and in the Prospectus with respect to the provisions of the Treaty and the Statute are true and correct.

7.    The Treaty of Rome provides that the Court of Justice of the European Communities in Luxembourg (the “Court of Justice”) has exclusive jurisdiction in certain cases involving the fulfilment by Member States of their obligations under the Statute and the lawfulness of measures adopted by the Bank’s Board of Governors and the Bank’s Board of Directors. Subject to the foregoing exclusive jurisdiction of the Court of Justice, any litigation between the Bank and its creditors or debtors, including claims based on guarantees made by Member States, may be determined by competent national courts. The property and assets of the Bank within the Member

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States are not, except by judicial decision and with the authorization of the Court of Justice, subject to attachment or to seizure by way of execution.

8.    Counsel within the Legal Department of the Bank believe, on the basis of facts within their knowledge that, (a) each part of the Registration Statement, when such part became effective, did not contain, and on the date hereof does not contain, any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (b) the Prospectus, as of its issue date, did not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading and (c) the Prospectus, as of the date hereof, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

Yours faithfully,

EUROPEAN INVESTMENT BANK

[first signatory]	[second signatory]

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